Exhibit 4.1

PANDORA MEDIA, INC.

AND

CITIBANK, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

January 25, 2019

1.75% Convertible Senior Notes Due 2020

FIRST SUPPLEMENTAL INDENTURE, dated as of January 25, 2019 (this “Supplemental Indenture”), between Pandora Media, Inc., a Delaware corporation (the “Company”), and Citibank, N.A., a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of December 9, 2015 (the “Original Indenture”), between the Company and the Trustee.

WHEREAS, the Company has heretofore executed and delivered the Original Indenture, pursuant to which the Company issued its 1.75% Convertible Senior Notes Due 2020 (the “Notes”);

WHEREAS, Sirius XM Radio Inc. (“Sirius”), on behalf of the Company, has solicited consents (each a “Consent” and collectively the “Consents”) of Holders to the amendments of the Original Indenture and to the Notes set forth in Article II of this Supplemental Indenture (the “Amendments”) upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated January 18, 2019 (the “Consent Solicitation Statement”);

WHEREAS, Section 10.02 of the Original Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, Sirius has received and delivered to the Company and the Trustee written evidence of the Consents from Holders of more than a majority of the outstanding aggregate principal amount of the Notes to effect the Amendments;

WHEREAS, the Board of Directors of the Company by resolutions adopted on January 17, 2019 has duly authorized, on behalf of the Company, this Supplemental Indenture;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officers’ Certificate and an Opinion of Counsel as contemplated by Section 10.05 of the Original Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.

WITNESSETH:

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions in the Supplemental Indenture. Unless otherwise specified herein or the context otherwise requires:

(a) a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b) the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

(c) unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

(d) Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.2. Definitions in the Original Indenture.

(a) The Original Indenture is hereby amended and supplemented by adding the following additional definitions to Section 1.01 of the Original Indenture in the appropriate alphabetical order:

“Special Repurchase Offer” shall have the meaning specified in Section 4.11.

“Special Repurchase Date” shall have the meaning specified in Section 4.11.

“Special Repurchase Price” shall have the meaning specified in Section 4.11.

“Expiration Date” shall have the meaning specified in Section 4.11.

“Transactions” shall have the meaning specified in Section 4.05.

ARTICLE II
AMENDMENTS TO THE ORIGINAL INDENTURE

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Section 2.1. The Original Indenture is hereby amended as follows:

(a) Section 4.05 of the Original Indenture is hereby amended and restated in full to read as follows:

“Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as an entity; for the avoidance of doubt, this Section 4.05 shall not prohibit the Company from consummating the transactions (the “Transactions”) contemplated under the Agreement and Plan of Merger and Reorganization, dated as of September 23, 2018, among Sirius XM Holdings Inc., White Oaks Acquisition Corp., Pandora Media, Inc., Sirius XM Radio Inc., Billboard Holding Company, Inc. and Billboard Acquisition Sub, Inc., including the Company’s conversion to a limited liability company or other organizational form.”

(b) The Original Indenture is hereby amended to insert a new Section 4.10 to read as follows and the corresponding change shall be made to the Original Indenture’s Table of Contents:

“Section 4.10. Transactions Permitted. Notwithstanding any other provision of this Indenture, the Transactions and the consummation thereof are, for the avoidance of doubt, permitted under and not prohibited by this Indenture and shall not result in any Default or Event of Default under this Indenture.”

(c) The Original Indenture is hereby amended to insert a new Section 4.11 to read as follows and the corresponding change shall be made to the Original Indenture’s Table of Contents:

“Section 4.11. Special Offer to Repurchase Notes. The Company shall, not more than 10 Business Days following the date of the consummation of the Transactions, commence an offer (a “Special Repurchase Offer”) to Holders to repurchase for cash all of the outstanding Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Special Repurchase Date”) specified by the Company at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Special Repurchase Date (the “Special Repurchase Price”), unless the Special Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on the Special Repurchase Date the full amount of accrued and unpaid interest to, but excluding, the Interest Payment Date to which the Record Date pertains, to Holders of record as of such Regular Record Date, and the Special Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 4.11. The Special Repurchase Offer shall remain open for not more than 20 Business Days (such 20th Business Day, the “Expiration Date”); provided that the Company may extend the Expiration Date if it determines such extension is necessary or required in order to comply with applicable law or regulatory process; provided, further, that the Special Repurchase Date shall be promptly following the Expiration Date and not more than 35 Business Days from the commencement date of the Special Repurchase Offer.”

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ARTICLE III

MISCELLANEOUS

Section 3.1. Operativeness of Amendments. This Supplemental Indenture will become effective immediately upon its execution and delivery by the parties hereto but the Amendments set forth in Article II of this Supplemental Indenture will not become operative unless and until the Consent Fee (as defined in the Consent Solicitation Statement) with respect to the Notes is paid in accordance with the terms and conditions of the Consent Solicitation Statement.

Section 3.2. Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 3.3. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.

Section 3.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 3.5. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

PANDORA MEDIA, INC.

By:	/s/ Naveen Chopra
	Name:	Naveen Chopra
	Title:	Chief Financial Officer

CITIBANK, N.A., as Trustee

By:	/s/ Danny Lee
	Name:	Danny Lee
	Title:	Senior Trust Officer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE